Consent of Independent Auditors


Seligman Tax-Exempt Fund Series, Inc.:

We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 29 to Registration Statement No. 2-86008 of our report dated November 3, 1995, appearing in the annual report to shareholders for the year ended September 30, 1995, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
January 25, 1996